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                                                             EXHIBIT (h)(32)(b)

                         AMENDMENT NO. 6 TO AGREEMENT

This Amendment is made as of this 31st day of August 2007 by and between VAN KAMPEN ASSET MANAGEMENT ("Adviser") and AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL") for the purposes of amending the Agreement dated January 1, 2000 ("Agreement").

WHEREAS, the Adviser and AGL desire to amend and restate SCHEDULE TWO to the Agreement.

NOW, THEREFORE, the Adviser and AGL hereby amend the Agreement as follows:

    1. SCHEDULE TWO is hereby amended and restated, and replaced in its entirety by the SCHEDULE TWO attached hereto.

    2. All capitalized terms used in this Amendment No. 6 shall have the meaning assigned in the Agreement. Except as set forth in this Amendment No. 6, no other modifications or changes are made to the Agreement.

    3. This Amendment No. 6 may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will be deemed one and the same document.

IN WITNESS WHEREOF, the Adviser and AGL have caused this Amendment No. 6 to be executed in their names and on their behalf and through their duly authorized offices, as of the date first above written.

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:
        ----------------------------------
Name:
        ----------------------------------
Title:
        ----------------------------------


Attest:
        ----------------------------------
Name:
        ----------------------------------
Title:
        ----------------------------------

[CORPORATE SEAL]

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VAN KAMPEN ASSET MANAGEMENT INC.

By:
       -------------------------------
Name:
       -------------------------------
Title:
       -------------------------------

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                                 SCHEDULE ONE

Investment Company Name:            Fund Name(s):
------------------------            ------------------------------------------
Van Kampen Life Investment Trust    Emerging Growth Portfolio - Class 1 Shares
                                    Enterprise Portfolio - Class 1 Shares
                                    Growth and Income Portfolio - Class 1
                                    Shares
                                    Government Portfolio - Class 1 Shares

                                 SCHEDULE TWO

                               List of Contracts

1.  Platinum Investor I and Platinum Investor II, Form Nos. 97600 and 97610

2.  Platinum Investor Variable Annuity, Form No. 98020

3.  Corporate America Variable Life Insurance, Form No. 99301

4.  Platinum Investor Survivor VUL; Form No. 99206

5.  The ONE VUL Solution; Form No. 99615

6.  AG Legacy Plus VUL, Form No. 99616

7.  Generations Variable Annuity; Form Nos. 95020 and 95021

8.  Platinum Investor III VUL, Form No. 00600

9.  Platinum Investor Survivor II VUL, Form No. 01206

10. Platinum Investor PLUS VUL, Form No. 02600

11. Platinum Investor FlexDirector VUL, Form No. 03601

12. Platinum Investor Immediate VA, Form No. 03017

13. Platinum Investor IV VUL, Form No. 04604

14. Platinum Investor VIP VUL, Form No. 05604

15. AIG Corporate Investor Variable Life Insurance, Form No. 99301

16. AIG Income Advantage VUL Variable Life Insurance, Form No. 07704, SEC Registration No. 333-144594

August 31, 2007